Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
February 17, 2022	212-460-4111

CON EDISON REPORTS 2021 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2021 net income for common stock of $1,346 million or $3.86 a share compared with $1,101 million or $3.29 a share in 2020. Adjusted earnings were $1,528 million or $4.39 a share in 2021 compared with $1,399 million or $4.18 a share in 2020. Adjusted earnings and adjusted earnings per share in 2021 exclude the impact of impairment losses related to Con Edison's investments in Stagecoach Gas Services LLC (Stagecoach) and Honeoye Storage Corporation (Honeoye) and the loss from the sale of a renewable electric project. Adjusted earnings and adjusted earnings per share in 2021 and 2020 exclude the impact of the impairment losses related to Con Edison's investment in Mountain Valley Pipeline, LLC (MVP), the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable and sustainable electric projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in 2021 exclude the tax impact on the parent company of HLBV accounting and mark-to-market effects of the Clean Energy Businesses.

For the fourth quarter of 2021, net income for common stock was $224 million or $0.63 a share compared with $43 million or $0.13 a share in the 2020 period. Adjusted earnings were $355 million or $1.00 a share in the 2021 period compared with $253 million or $0.75 a share in the 2020 period. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investments in Stagecoach and Honeoye. Adjusted earnings and adjusted earnings per share in the 2021 and 2020 periods exclude the impact of the impairment losses related to Con Edison's investment in MVP, the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market effects of the Clean Energy Businesses.

“Once again in 2021, our employees continued to provide safe, reliable service to our customers throughout the unprecedented challenges of the pandemic, and our focus on delivering investor value remains strong,” said Timothy P. Cawley, chairman and chief executive officer of Con Edison. “Our expanded Clean Energy Commitment reflects our dedication to lead the transition to renewables, give our customers greater control over their energy use, and build a more resilient grid.”

For the year of 2022, Con Edison expects its adjusted earnings per share to be in the range of $4.40 to $4.60 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $40 million or $0.11 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. The forecast reflects other operations and maintenance expenses of $3,185 million. The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 5% to 7% based on its 2022 adjusted earnings per share guidance. Con Edison is considering strategic alternatives with respect to the Clean Energy Businesses, which through its subsidiaries, develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers. Con Edison’s forecast of adjusted earnings per share for the year of 2022 does not include the impact, if any, that may result from such evaluation.

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CON EDISON REPORTS 2021 EARNINGS	page 2

In 2022, Con Edison expects to make capital investments of $4,607 million. For 2023 and 2024, Con Edison expects to make capital investments of $11,070 million in aggregate. Con Edison plans to meet its capital requirements for 2022 through 2024, through internally-generated funds and the issuance of long-term debt and common equity. The company's plans include the issuance of between $800 million and $1,400 million of long-term debt, primarily at Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. (collectively, the Utilities) in 2022 and approximately $2,500 million in aggregate of long-term debt, including for maturing securities, primarily at the Utilities, during 2023 and 2024. The planned debt issuance is in addition to the issuance of long-term debt secured by the Clean Energy Businesses’ renewable electric projects. The company's plans also include the issuance of up to $850 million of common equity in 2022 and approximately $750 million in aggregate of common equity during 2023 and 2024, in addition to common equity under its dividend reinvestment, employee stock purchase and long-term incentive plans. Con Edison’s financing plans do not include the impact, if any, that may result from its evaluation of strategic alternatives with respect to the Clean Energy Businesses.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three months and years ended December 31, 2021 and 2020. See Attachment B for the company's consolidated income statements for the three months and years ended 2021 and 2020. See Attachments C and D for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three months and year ended December 31, 2021 compared to the 2020 periods.

The company's 2021 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. A 2021 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance," "potential," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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CON EDISON REPORTS 2021 EARNINGS	page 3

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investments in MVP, Stagecoach and Honeoye, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and only for the 2021 periods exclude the tax impact on the parent company of HLBV accounting and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $14 billion in annual revenues and $63 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest owners of solar electric projects in North America, which, through its subsidiaries develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2021	2020	2021	2020	2021	2020	2021	2020
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.63	$0.13	$224	$43	$3.86	$3.29	$1,346	$1,101

Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.65	0.95	231	320	0.66	0.95	231	320
Income taxes (a)	(0.19)	(0.29)	(69)	(97)	(0.19)	(0.29)	(69)	(97)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	0.46	0.66	162	223	0.47	0.66	162	223
Loss from sale of a renewable electric project (pre-tax)	—	—	—	—	0.01	—	4	—
Income taxes (b)	—	—	—	—	—	—	(1)	—
Loss from sale of a renewable electric project (net of tax)	—	—	—	—	0.01	—	3	—
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	1	—	0.61	—	212	—
Income taxes (c)	—	—	—	—	(0.19)	—	(65)	—
Impairment loss related to investment in Stagecoach (net of tax)	—	—	1	—	0.42	—	147	—
Impairment loss related to investment in Honeoye Storage Corporation (pre-tax)	0.02	—	5	—	0.02	—	5	—
Income taxes	—	—	—	—	—	—	—	—
Impairment loss related to investment in Honeoye Storage Corporation (net of tax)	0.02	—	5	—	0.02	—	5	—
HLBV effects (pre-tax)	(0.08)	0.01	(26)	6	(0.41)	0.14	(142)	44
Income taxes (d)	0.02	—	8	(2)	0.12	(0.04)	44	(12)
HLBV effects (net of tax)	(0.06)	0.01	(18)	4	(0.29)	0.10	(98)	32
Net mark-to-market effects (pre-tax)	(0.08)	(0.07)	(28)	(23)	(0.15)	0.18	(53)	57
Income taxes (e)	0.03	0.02	9	6	0.05	(0.05)	16	(14)
Net mark-to-market effects (net of tax)	(0.05)	(0.05)	(19)	(17)	(0.10)	0.13	(37)	43

Adjusted earnings and adjusted earnings per share (non-GAAP basis)	$1.00	$0.75	$355	$253	$4.39	$4.18	$1,528	$1,399
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months and years ended December 31, 2021 and December 31, 2020.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months and year ended December 31, 2021.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months and year ended December 31, 2021 and a combined federal and state income tax rate of 33% and 27% for the three months and year ended December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 periods exclude the tax impact on the parent company of HLBV accounting ($2 million and $0.00 for the three months ended December 31, 2021, respectively, and $9 million and $0.02 for the year ended December 31, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 periods do not exclude the tax impact on the parent company of HLBV accounting (immaterial for the three months ended December 31, 2020, and ($3) million and ($0.01) for the year ended December 31, 2020, respectively) of the Clean Energy Businesses.
(e)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 32% for the three months and year ended December 31, 2021, respectively, and a combined federal and state income tax rate of 26% and 25% for the three months and year ended December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 periods exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2021, respectively, and $3 million and $0.01 for the year ended December 31, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 periods do not exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2020, respectively, and ($4) million and ($0.01) for the year ended December 31, 2020, respectively) of the Clean Energy Businesses.

Attachment B

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
OPERATING REVENUES
Electric	$2,306	$2,070	$9,485	$8,730
Gas	730	596	2,638	2,269
Steam	139	123	532	508
Non-utility	240	171	1,021	739
TOTAL OPERATING REVENUES	3,415	2,960	13,676	12,246
OPERATING EXPENSES
Purchased power	386	408	1,835	1,600
Fuel	63	32	229	156
Gas purchased for resale	229	163	690	527
Other operations and maintenance	812	698	3,254	2,814
Depreciation and amortization	521	492	2,032	1,920
Taxes, other than income taxes	707	660	2,810	2,575
TOTAL OPERATING EXPENSES	2,718	2,453	10,850	9,592
OPERATING INCOME	697	507	2,826	2,654
OTHER INCOME (DEDUCTIONS)
Investment income	(240)	(292)	(420)	(214)
Other income	3	8	22	23
Allowance for equity funds used during construction	6	5	21	17
Other deductions	(48)	(50)	(161)	(227)
TOTAL OTHER INCOME	(279)	(329)	(538)	(401)
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	418	178	2,288	2,253
INTEREST EXPENSE
Interest on long-term debt	237	230	930	915
Other interest	1	(4)	(14)	118
Allowance for borrowed funds used during construction	(3)	(4)	(11)	(14)
NET INTEREST EXPENSE	235	222	905	1,019
INCOME BEFORE INCOME TAX EXPENSE	183	(44)	1,383	1,234
INCOME TAX EXPENSE	(4)	(93)	190	90
NET INCOME	187	49	1,193	1,144
Income attributable to non-controlling interest	(37)	6	(153)	43
NET INCOME FOR COMMON STOCK	$224	$43	$1,346	$1,101
Net income per common share — basic	$0.63	$0.13	$3.86	$3.29
Net income per common share — diluted	$0.63	$0.13	$3.85	$3.28
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	353.8	336.7	348.4	334.8
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	354.8	337.5	349.4	335.7

Attachment C

Variation for the Three Months Ended December 31, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Recognition of late payment charges for the year ended 2020 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order	$32	$0.09
Recognition of late payment charges for the year 2021 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order, and resuming the billing of late payment charges and no access fees	41	0.13
Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives	28	0.08
Higher electric rate base	17	0.05
Higher gas rate base	9	0.03
Lower storm-related costs	5	0.01
Higher stock based compensation costs	(14)	(0.04)
Higher healthcare costs	(2)	(0.01)
Dilutive effect of stock issuances	—	(0.05)
Other	(6)	(0.01)
Total CECONY	110	0.28
O&R (a)
Electric base rate increase	2	0.01
Lower storm-related costs	2	0.01
Other	4	—
Total O&R	8	0.02
Clean Energy Businesses
HLBV effects	24	0.07
Net mark-to-market effects	3	—
Dilutive effect of stock issuances	—	(0.01)
Other	—	0.01
Total Clean Energy Businesses	27	0.07
Con Edison Transmission
Impairment loss related to investment in Mountain Valley Pipeline, LLC	64	0.22
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(12)	(0.04)
Impairment loss related to investment in Stagecoach	(1)	—
Impairment loss related to investment in Honeoye	(5)	(0.02)
Other	(3)	(0.01)
Total Con Edison Transmission	43	0.15
Other, including parent company expenses
Impairment tax benefits related to investment in Mountain Valley Pipeline, LLC	(3)	(0.02)
Tax impact of HLBV effects	(2)	—
Tax impact of net mark-to-market effects	(1)	—
Other	(1)	—
Total Other, including parent company expenses	(7)	(0.02)
Total Reported (GAAP basis)	181	0.50
Impairment loss related to investment in Mountain Valley Pipeline, LLC	(61)	(0.20)
HLBV effects	(22)	(0.07)
Net mark-to-market effects	(2)	—
Impairment loss related to investment in Honeoye	5	0.02
Impairment loss related to investment in Stagecoach	1	—
Total Adjusted (non-GAAP basis)	$102	$0.25
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment D

Variation for the Year Ended December 31, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Recognition of late payment charges for the year ended 2020 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order	$32	$0.09
Recognition of late payment charges for the year ended 2021 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order, and resuming the billing of late payment charges and no access fees	41	0.13
Higher electric rate base	64	0.19
Higher gas rate base	38	0.11
Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives	30	0.09
Weather impact on steam revenues	16	0.05
Higher costs related to heat, storm and emergency response	(37)	(0.11)
Higher healthcare costs	(16)	(0.05)
Higher stock-based compensation costs	(11)	(0.03)
Dilutive effect of stock issuances	—	(0.15)
Other	2	—
Total CECONY	159	0.32
O&R (a)
Electric base rate increase	9	0.03
Higher storm-related costs	(5)	(0.02)
Total O&R	4	0.01
Clean Energy Businesses
Higher revenues	209	0.62
HLBV effects	139	0.41
Net mark-to-market effects	83	0.24
Higher operations and maintenance expenses	(180)	(0.54)
Loss from sale of a renewable electric project	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.03)
Other	(6)	—
Total Clean Energy Businesses	242	0.69
Con Edison Transmission
Impairment loss related to investment in Mountain Valley Pipeline, LLC	64	0.21
Impairment losses related to investment in Stagecoach	(153)	(0.44)
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(44)	(0.13)
Impairment loss related to investment in Honeoye	(5)	(0.02)
Other	(3)	(0.01)
Total Con Edison Transmission	(141)	(0.39)
Other, including parent company expenses
Impairment tax benefits related to investment in Mountain Valley Pipeline, LLC	(3)	(0.02)
Tax impact of HLBV effects	(9)	(0.02)
Tax impact of net mark-to-market effects	(3)	(0.01)
Lower consolidated state income tax benefit	(9)	(0.03)
Impairment tax benefits related to investment in Stagecoach	6	0.02
Other	(1)	—
Total Other, including parent company expenses	(19)	(0.06)
Total Reported (GAAP basis)	245	0.57
Impairment loss related to investment in Mountain Valley Pipeline, LLC	(61)	(0.19)
HLBV effects	(130)	(0.39)
Net mark-to-market effects	(80)	(0.23)
Impairment losses related to investment in Stagecoach	147	0.42
Impairment loss related to investment in Honeoye	5	0.02
Loss from sale of a renewable electric project	3	0.01
Total Adjusted (non-GAAP basis)	$129	$0.21
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.